SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                   May 6, 2004


                          FOX ENTERTAINMENT GROUP, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                      1-14595               95-4066193
--------------------------------------------------------------------------------
 (State or other jurisdiction of  (Commission File Number)    (IRS Employer
         incorporation)                                     Identification No.)

                           1211 Avenue of the Americas
                            New York, New York 10036
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (212) 852-7111

                                 Not applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 12:  Results of Operations and Financial Condition

On May 6, 2004, Fox Entertainment Group, Inc. ("FEG") released its financial results for the quarter ended March 31, 2004.

The text of the press release follows:

EARNINGS RELEASE FOR THE QUARTER ENDED MARCH 31, 2004

          Fox Reports Third Quarter Operating Income of $582 Million, a 25% Increase, on Revenue Growth of 5%

        Third Quarter Operating Income before Depreciation and
                Amortization Grows 21% to $654 Million

    QUARTER HIGHLIGHTS

    -- Strong advertising growth at Fox News and higher affiliate revenues at the Regional Sports Networks drive operating income before depreciation and amortization up 43% at Cable Network Programming.

    -- Television Broadcast Network operating income before depreciation and amortization improves 41% reflecting higher advertising revenues from increased pricing combined with the strength of American Idol.

    -- Record market share and higher pricing at Television Stations contribute to operating income before depreciation and amortization growth of 19%.

    -- Filmed Entertainment operating income before depreciation and amortization up 8% over a year ago as continued robust home entertainment sales of film and television titles match prior-year success.

    NEW YORK--(BUSINESS WIRE)--May 6, 2004--The Fox Entertainment Group (NYSE: FOX) today reported third quarter consolidated revenues of $2.8 billion, a 5% increase over the $2.7 billion in prior year and operating income before depreciation and amortization(1) of $654 million, a 21% increase over the $542 million reported a year ago. The year-on-year operating income before depreciation and amortization growth was driven by increased contributions from all divisions including double-digit gains at the Television Stations, Television Broadcast Network and Cable Network Programming segments.
    Third quarter net income increased to $299 million ($0.31 per share) as compared to net income of $276 million ($0.31 per share) in the prior year primarily due to higher consolidated operating income before depreciation and amortization partially offset by higher interest expense as a result of the Company's acquisition of The
DIRECTV Group on December 22, 2003.
    Commenting on the results, Chairman and Chief Executive Officer Rupert Murdoch said:
    "We are extremely pleased with our third quarter results, with 21% operating income before depreciation and amortization growth that was achieved across all of our business segments. Several assets in which we have invested heavily in recent years continue to achieve rapid growth. Our film and television production units have been buoyed by an expanding home entertainment market and our cable networks are enjoying double-digit gains on the back of advertising and affiliate growth. Simultaneously, we have maintained momentum at our established businesses with double-digit gains across our television stations and television broadcast network.
    "The growing success of our core businesses is complemented by the encouraging progress at our new direct-to-home television investment. DIRECTV's new management has quickly strengthened that platform's competitive and financial position with the addition of 460,000 new subscribers during the quarter and the announced sale of its stake in PanAmSat for $4.3 billion. Our unique asset balance, combined with the strong earnings growth throughout the company, puts us in a great position to continue to generate value for our shareholders."


Consolidated Operating Income (Loss)

                                     3 Months Ended    9 Months Ended
                                        March 31,         March 31,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
                                      $ Millions        $ Millions

Filmed Entertainment               $   223  $   205  $   816  $   570
Television Stations                    201      162      698      676
Television Broadcast Network            47       33     (131)    (129)
Cable Network Programming              111       64      368      236
                                   -------- -------- -------- --------
Consolidated operating income      $   582  $   464  $ 1,751  $ 1,353
                                   ======== ======== ======== ========



Consolidated Operating Income (Loss) Before Depreciation and
 Amortization(1)

                                     3 Months Ended    9 Months Ended
                                        March 31,         March 31,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
                                       $ Millions        $ Millions

Filmed Entertainment               $   237  $   220  $   857  $   612
Television Stations                    213      179      739      723
Television Broadcast Network            52       37     (117)    (115)
Cable Network Programming              152      106      493      366
                                   -------- -------- -------- --------
Consolidated operating income
 before depreciation and
 amortization                      $   654  $   542  $ 1,972  $ 1,586
                                   ======== ======== ======== ========


    FILMED ENTERTAINMENT

    The Filmed Entertainment segment reported third quarter operating income before depreciation and amortization of $237 million, 8% above the $220 million reported in the same period a year ago. Current-quarter results primarily reflect strong contributions from film and television home entertainment releases.
    Film results were largely driven by the worldwide home entertainment performance of League of Extraordinary Gentlemen as well as contributions from various catalog titles including Planet of the Apes, Moulin Rouge and Ice Age. Additionally, the worldwide theatrical performance of Cheaper by the Dozen, which has brought in nearly $190 million worldwide since its release, also contributed to the strong quarterly results. The prior year's strong results included the continued success of Ice Age in the worldwide home entertainment market and strong domestic home entertainment performances from several smaller-budget releases.
    Twentieth Century Fox Television (TCFTV) profits continued to expand, primarily reflecting sustained momentum in home entertainment sales, most notably from Angel, Futurama, Family Guy and 24.

    TELEVISION STATIONS

    At the Fox Television Stations (FTS), third quarter operating income before depreciation and amortization grew 19% over the prior year to $213 million as FTS achieved another quarter of record market share. Current-year results were driven by stronger primetime advertising revenue led by the success of American Idol as well as higher sales for local news and the NFL playoffs. Additionally, non-recurring advertising pre-emptions in the prior year, associated with the war in Iraq, contributed to the year-on-year improvement.

    TELEVISION BROADCAST NETWORK

    At the FOX Broadcasting Company, third quarter operating income before depreciation and amortization of $52 million improved by 41% compared to a year ago due to higher pricing for the primetime entertainment schedule and improved sports advertising on National Football League telecasts, with ratings up nearly 10% for the post-season. Current year entertainment contributions were fueled by American Idol, which has grown its ratings by 13% versus a year ago, partially offset by the success a year ago of Joe Millionaire.

    CABLE NETWORK PROGRAMMING

    Cable Network Programming reported third quarter operating income before depreciation and amortization of $152 million, an increase of 43% over last year's results, reflecting strong growth across all of the Company's primary cable channels.
    Fox News Channel (FNC) operating income increased significantly as higher advertising pricing drove double-digit revenue gains over the third quarter a year ago, which included pre-emptions and higher news gathering costs associated with covering the war in Iraq. During the quarter, FNC once again achieved the highest viewership among all cable news channels, expanding its lead over its nearest competitor to 59% in primetime and 73% on a 24-hour basis.
    Fox Cable Networks (including the Regional Sports Networks (RSNs), FX and SPEED Channel) operating profit improved 18% during the quarter driven by affiliate revenue growth at both the RSNs and FX. Higher affiliate revenue contributions at the RSNs, largely due to increased affiliate rates and additional DTH subscribers, combined with increased advertising sales to drive operating income growth at the RSNs. This growth was partially offset by higher programming costs from additional events and rights increases versus a year ago. FX affiliate revenue growth, primarily resulting from a 6% increase in subscribers over the past year, drove double-digit operating income growth. Partially offsetting these improvements were increased costs related to entertainment programming, including The Shield and the original movie Redemption, whose April premiere delivered the highest Adults 18-49 rating on basic cable this season. Overall, FX's nightly primetime viewership during the third quarter was the highest in FX history with an average of more than one million viewers.

    OTHER ITEMS

    During the quarter, the Company completed the sale of the Los
Angeles Dodgers franchise and real estate assets to real estate developer Frank McCourt for the gross sale price of approximately $421 million and agreed to remit $50 million to the buyer for certain pre-existing commitments.


(1) Operating income before depreciation and amortization is defined as operating income (loss) plus depreciation and amortization and amortization of cable distribution investments. Depreciation and amortization expense includes the depreciation of property and equipment, as well as the amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and as such it is excluded from operating income before depreciation and amortization. Fox Entertainment Group reconciles this non-GAAP measure to operating income in our supplemental data beginning on page 8 of this release.

    To receive a copy of this press release through the Internet, access Fox's corporate website located at http://www.fox.com

    Audio from Fox's conference call with analysts on the third quarter results can be heard live on the Internet at 8:30 a.m. Eastern Daylight Time today. To listen to the call, visit http://www.fox.com

    Cautionary Statement Concerning Forward-Looking Statements

    This document contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The "forward-looking statements" included in this document are made only as of the date of this document and we do not have any obligation to publicly update any "forward-looking statements" to reflect subsequent events or circumstances, except as required by law.


                 CONSOLIDATED STATEMENT OF OPERATIONS
              (in millions, except for per share amounts)


                                     3 Months Ended    9 Months Ended
                                        March 31,         March 31,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
                                      (Unaudited)       (Unaudited)

Revenues                           $ 2,840  $ 2,707  $ 8,978  $ 8,201

Expenses
   Operating                         1,895    1,882    6,170    5,764
   Selling, general and
    administrative                     322      314      930      945
   Depreciation and amortization        41       47      127      139
                                   -------- -------- -------- --------

Operating income                       582      464    1,751    1,353

Other income (expense):
   Interest expense, net               (75)     (25)     (98)    (120)
   Equity losses of affiliates         (26)      (8)     (21)     (18)
   Minority interest in
    subsidiaries                        (1)      (5)      (4)     (21)
   Other, net                            -        -       19        -
                                   -------- -------- -------- --------

Income before provision for income
 taxes                                 480      426    1,647    1,194
Provision for income tax expense on
 stand-alone basis                    (181)    (150)    (617)    (421)
                                   -------- -------- -------- --------

   Net income                      $   299  $   276  $ 1,030  $   773
                                   ======== ======== ======== ========

Basic and diluted earnings per
 share                             $  0.31  $  0.31  $  1.11  $  0.88
                                   ======== ======== ======== ========

Basic and diluted weighted average
 number of common equivalent shares
 outstanding                           974      900      926      875
                                   ======== ======== ======== ========



                          SEGMENT INFORMATION
                             (in millions)

                                     3 Months Ended    9 Months Ended
                                        March 31,         March 31,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
                                      (Unaudited)       (Unaudited)
Revenues
   Filmed Entertainment            $ 1,194  $ 1,171  $ 3,828  $ 3,392
   Television Stations                 490      463    1,579    1,570
   Television Broadcast Network        576      558    1,830    1,731
   Cable Network Programming           580      515    1,741    1,508
                                   -------- -------- -------- --------
          Total Revenues           $ 2,840  $ 2,707  $ 8,978  $ 8,201
                                   ======== ======== ======== ========

Operating Income (Loss) Before
 Depreciation and Amortization
   Filmed Entertainment            $   237  $   220  $   857  $   612
   Television Stations                 213      179      739      723
   Television Broadcast Network         52       37     (117)    (115)
   Cable Network Programming           152      106      493      366
                                   -------- -------- -------- --------
          Total Operating Income
           Before Depreciation and
           Amortization            $   654  $   542  $ 1,972  $ 1,586
                                   ======== ======== ======== ========

Operating Income (Loss)
   Filmed Entertainment            $   223  $   205  $   816  $   570
   Television Stations                 201      162      698      676
   Television Broadcast Network         47       33     (131)    (129)
   Cable Network Programming           111       64      368      236
                                   -------- -------- -------- --------
          Total Operating Income   $   582  $   464  $ 1,751  $ 1,353
                                   ======== ======== ======== ========


    SUPPLEMENTAL FINANCIAL DATA

    Operating income before depreciation and amortization, defined as operating income plus depreciation and amortization and the amortization of cable distribution investments, eliminates the variable effect across all business segments of non-cash depreciation and amortization. Since operating income before depreciation and amortization is a non-GAAP measure it should be considered in addition to, not as a substitute for, operating income, net income, cash flow and other measures of financial performance reported in accordance with GAAP. Operating income before depreciation and amortization does not reflect cash available to fund requirements, and the items excluded from operating income before depreciation and amortization, such as depreciation and amortization, are significant components in assessing the Company's financial performance. Management believes that operating income before depreciation and amortization is an appropriate measure for evaluating the operating performance of the Company's business segments. Operating income before depreciation and amortization, which is the information reported to and used by the Company's chief decision maker for the purpose of making decisions about the allocation of resources to segments and assessing their performance, provides management, investors and equity analysts a measure to analyze operating performance of each business segment and enterprise value against historical and competitors' data.

    The following table reconciles operating income before depreciation and amortization to the presentation of operating income.


                                     3 Months Ended    9 Months Ended
                                        March 31,         March 31,
                                     2004     2003     2004     2003
                                   -------- -------- -------- --------
                                       $ Millions        $ Millions

Operating income                   $   582  $   464  $ 1,751  $ 1,353
Depreciation and amortization           41       47      127      139
Amortization of cable distribution
 investments                            31       31       94       94
                                   -------- -------- -------- --------
Operating income before
 depreciation and amortization     $   654  $   542  $ 1,972  $ 1,586
                                   ======== ======== ======== ========



                      For the Three Months Ended March 31, 2004
                                    ($ Millions)
               -------------------------------------------------------
                                                          Operating
                                                            income
                                                            (loss)
                                          Amortization      before
                Operating  Depreciation     of cable     depreciation
                 income        and        distribution       and
                 (loss)    amortization   investments    amortization
               ---------- -------------- -------------- --------------

Filmed
 Entertainment $     223  $          14  $           -  $         237
Television
 Stations            201             12              -            213
Television
 Broadcast
 Network              47              5              -             52
Cable Network
 Programming         111             10             31            152
               ---------- -------------- -------------- --------------
Consolidated
 Total         $     582  $          41  $          31  $         654
               ========== ============== ============== ==============



SUPPLEMENTAL FINANCIAL DATA (continued)

                      For the Three Months Ended March 31, 2003
                                    ($ Millions)
               -------------------------------------------------------
                                                          Operating
                                                            income
                                                            (loss)
                                          Amortization      before
                Operating  Depreciation     of cable     depreciation
                 income        and        distribution       and
                 (loss)    amortization   investments    amortization
               ---------- -------------- -------------- --------------

Filmed
 Entertainment $     205  $          15  $           -  $         220
Television
 Stations            162             17              -            179
Television
 Broadcast
 Network              33              4              -             37
Cable Network
 Programming          64             11             31            106
               ---------- -------------- -------------- --------------
Consolidated
 Total         $     464  $          47  $          31  $         542
               ========== ============== ============== ==============



                      For the Nine Months Ended March 31, 2004
                                    ($ Millions)
               -------------------------------------------------------
                                                          Operating
                                                            income
                                                            (loss)
                                          Amortization      before
                Operating  Depreciation     of cable     depreciation
                 income        and        distribution       and
                 (loss)    amortization   investments    amortization
               ---------- -------------- -------------- --------------

Filmed
 Entertainment $     816  $          41  $           -  $         857
Television
 Stations            698             41              -            739
Television
 Broadcast
 Network            (131)            14              -           (117)
Cable Network
 Programming         368             31             94            493
               ---------- -------------- -------------- --------------
Consolidated
 Total         $   1,751  $         127  $          94  $       1,972
               ========== ============== ============== ==============



                      For the Nine Months Ended March 31, 2003
                                    ($ Millions)
               -------------------------------------------------------
                                                          Operating
                                                            income
                                                            (loss)
                                          Amortization      before
                Operating  Depreciation     of cable     depreciation
                 income        and        distribution       and
                 (loss)    amortization   investments    amortization
               ---------- -------------- -------------- --------------


Filmed
 Entertainment $     570  $          42  $           -  $         612
Television
 Stations            676             47              -            723
Television
 Broadcast
 Network            (129)            14              -           (115)
Cable Network
 Programming         236             36             94            366
               ---------- -------------- -------------- --------------
Consolidated
 Total         $   1,353  $         139  $          94  $       1,586
               ========== ============== ============== ==============


    CONTACT: Fox Entertainment Group, New York
             Reed Nolte, Investor Relations, 212-852-7092
              or
             Andrew Butcher, Press Inquiries, 212-852-7070

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 6, 2004
                                                   FOX ENTERTAINMENT GROUP, INC.



                                                   By:   /s/ Lawrence A. Jacobs
                                                        ------------------------
                                                        Lawrence A. Jacobs
                                                        Senior Vice President